UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 3, 2025
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ARCUTIS BIOTHERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-39186	81-2974255
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
3027 Townsgate Road, Suite300
Westlake Village, CA 91361
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (805) 418-5006
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ARQT	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 3, 2025, Mr. Bhaskar Chaudhuri retired from his positions as a member of the Board of Directors (the “Board”) of Arcutis Biotherapeutics, Inc. (the “Company”) and chair of the Compensation Committee of the Board. Mr. Chaudhuri’s decision to retire was not the result of any disagreement with the Company. The Board expresses its gratitude to Mr. Chaudhuri for his many contributions during his service on the Board. Concurrent with his retirement, the Company entered into a transition and consulting agreement with Mr. Chaudhuri, dated December 3, 2025 (the “Consulting Agreement”), pursuant to which Mr. Chaudhuri will be given the honorary title of Founder and Director Emeritus and will provide certain strategic advisory services and transitional support as may be requested by the Company or the Board for a consulting period commencing on December 3, 2025 and ending on June 30, 2027.

Pursuant to the Consulting Agreement, Mr. Chaudhuri will be paid an hourly rate for services under the Consulting Agreement. In addition, during the term of the Consulting Agreement, the options and restricted stock units held by Mr. Chaudhuri as of his retirement on December 3, 2025 will continue to vest and Mr. Chaudhuri will be permitted to exercise vested options. Mr. Chaudhuri will be permitted to exercise his stock options that are vested as of the termination of the Consulting Agreement for a period of three months thereafter. The agreement is subject to other customary terms, including confidentiality.

The foregoing is a summary description of certain terms of the Consulting Agreement and is qualified in its entirety by reference to the Consulting Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On December 4, 2025, the Board appointed Mr. Amit D. Munshi to the Board as a new Class II director and as the chair of the Compensation Committee of the Board. Mr. Munshi’s term as director will expire at the 2028 annual meeting of stockholders or until his successor is elected and qualified or his earlier resignation, disqualification, retirement, removal or death.

Mr. Munshi most recently served as the President, Chief Executive Officer and as a board member of Orna Therapeutics, Inc., a biotechnology company, from May 2024 to April 2025. Prior to this, Mr. Munshi served as the President, Chief Executive Officer and as a board member of ReNAgade Therapeutics, Inc., an RNA therapeutics company, from May 2023 until its acquisition by Orna Therapeutics, Inc. in May 2024. Mr. Munshi previously served as the President and Chief Executive Officer of Arena Pharmaceuticals Inc., a then-publicly traded biopharmaceutical company, from May 2016 to March 2022, and a member of its board of directors from June 2016 until its acquisition by Pfizer in March 2022. Mr. Munshi was previously the Chief Executive Officer of Epirus Biopharmaceuticals, which filed for bankruptcy on July 25, 2016, and was previously Chief Executive Officer of Percivia LLC (acquired by Johnson & Johnson) and Chief Business Officer and co-founder of Kythera Biopharmaceuticals Inc. (acquired by Allergan). Mr. Munshi serves as a board member for a number of public biotechnology and pharmaceutical companies, including of Inhibikase Therapeutics, Inc. since October 2024, Zura Bio Limited and its predecessor since November 2022, and Galecto since May 2020. Mr. Munshi also previously served as a board member of Pulmatrix Inc., a publicly traded biopharmaceutical company from June 2017 until March 2021. Mr. Munshi holds a B.S. in Economics and a B.A. in History from the University of California, Riverside, and an M.B.A. from the Peter F. Drucker School of Management at Claremont Graduate University.

As a non-employee director, Mr. Munshi will receive compensation in accordance with the Company’s non-employee director compensation program, as amended. Pursuant to this program, upon the effective date of his appointment to the Board, Mr. Munshi received an initial stock option award exercisable for 16,502 shares of the Company’s common stock, and is eligible for the prorated annual equity award fair valued at approximately $300,000 (allocated 65% to stock options and 35% to restricted stock units) and for the prorated portion of the annual cash retainer in the amount of $50,000 for service on the Board and $15,000 for service as the chair of the Compensation Committee. The initial stock option award will vest in three equal annual installments on the anniversary of the date of Mr. Munshi’s appointment to the Board, and the prorated annual equity award immediately before the Annual Meeting following the grant date, subject to Mr. Munshi’s continued service to the Company through such date.

In addition, the Company will enter into an indemnification agreement with Mr. Munshi on the form previously approved by the Board and entered into with the Company’s other directors.

There is no arrangement or understanding between Mr. Munshi and any other person pursuant to which he was appointed as a director of the Company, and there are no family relationships between Mr. Munshi and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Mr. Munshi has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On December 8, 2025, the Company issued a press release announcing the appointment of Mr. Munshi. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Transition and Consulting Agreement, dated December 3, 2025, by and between the Company and Bhaskar Chaudhuri
99.1	Arcutis Biotherapeutics Inc. Appoints Amit Munshi to Board of Directors.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCUTIS BIOTHERAPEUTICS, INC.

Date: December 8, 2025	By:	/s/ Latha Vairavan
Latha Vairavan Chief Financial Officer